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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                   FORM 8 - K
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                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 6, 2000

                             STC BROADCASTING, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

            333-29555                                  75-2676358
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    (Commission File Number)               (I.R.S. Employer Identification No.)

             720 2nd Avenue South
            St. Petersburg, Florida                                 33701
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  (Address of Principal Executive Offices)                        (Zip Code)


                                 (727) 821-7900
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

Sale of WTOV-TV and WJAC-TV

         On July 6, 2000, the Company agreed to sell to Cox Communications, Inc.
(Cox) the stock of WJAC, Incorporated for $70 million. WJAC, Incorporated owns WJAC, the NBC affiliate in Johnstown, Pennsylvania. In a second transaction, Smith Acquisition Company and Smith Acquisition License Company, subsidiaries of the Company, agreed to sell the assets of WTOV, the NBC affiliate in Steubenville, Ohio, for $58 million. These transactions are subject to adjustment for certain customary proration amounts. Closing of these transactions is subject to customary conditions including review by the United States Department of Justice and the Federal Communications Commission.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     None

(b)  Pro Forma Financial Information.

     None

(c)  Exhibits.

2.1 Asset Purchase Agreement by and among Smith Acquisition Company, Smith Acquisition License Company and Cox Broadcasting, Inc. for television station WTOV-TV, Steubenville, Ohio. (1)

2.2 Stock Purchase Agreement by and among STC Broadcasting, Inc., WJAC, Incorporated and Cox Broadcasting, Inc. for television station WJAC-TV, Johnstown, Pennsylvania. (1)


(1)  Filed herewith



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SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    STC BROADCASTING, INC.

Date: July 10, 2000                                 By: /s/ David A. Fitz
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                                                    David A. Fitz
                                                    Senior Vice President and
                                                    Chief Financial Officer


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